DocuSign Envelope ID: AAEDA434-FACF-4D70-824D-C1DBDCE1F3BD POWER OF ATTORNEY The undersigned hereby constitutes and appoints each of David P. Singelyn, Sara Vogt-Lowell and Christopher Lau as the undersigned’s true and lawful attorney-in-fact and agent, and grants each of them full power to act on behalf of the undersigned and in the undersigned’s name, place and stead, in any and all capacities, for the purpose of completing and signing, on behalf of the undersigned,  any Form 3, Form 4 or Form 5 required or permitted to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  any Form 144 required to be filed by the undersigned under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 144 promulgated thereunder, and  any and all other documents, including, without limitation, Form ID, necessary or desirable to facilitate the filing by the undersigned of Form 144 and forms under Section 16 of the Exchange Act, with regard to the undersigned's ownership of or transactions in securities of American Homes 4 Rent, including, without limitation, the power to complete and sign any and all amendments to such forms and documents, if any, and to file such forms and documents and amendments thereto with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite or necessary to be done in connection with such forms and documents and amendments thereto, as fully and to all intents and purposes as the undersigned might or could do in person. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is American Homes 4 Rent assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Form 144 with respect to the undersigned's ownership of or transactions in securities issued by American Homes 4 Rent, unless earlier revoked by the undersigned in a signed writing to the foregoing attorneys-in-fact. The undersigned understands and acknowledges that the Securities and Exchange Commission requires any electronic requests for a Form ID and/or Passphrase be authenticated. The undersigned hereby confirms the authenticity of any such electronic request submitted for a Form ID and/or Passphrase, or any update thereto, by any of the foregoing attorneys-in-fact on or after the date hereof. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September____, 2020. Signature: Name: Michelle C. Kerrick